EXHIBIT 23.1

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants	VALUE THE DIFFERENCE

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 14, 2010 with respect to the consolidated financial statements of Mission Community Bancorp appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the use of our name as it appears under the caption “Experts”.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
August 31, 2010

25231 Paseo De Alicia, Suite 100 Laguna Hills, CA 92653 Tel: 949.768.0833 Fax: 949.768.8408 www.vtdcpa.com

FRESNO • LAGUNA HILLS • PALO ALTO • PLEASANTON • RANCHO CUCAMONGA